UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                           FORM 8-K

     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934


  Date of Report (date of earliest event reported): September
                           30, 1998


                      FACTUAL DATA CORP.
    (Exact name of registrant as specified in its charter)



Colorado               0-24205                84-1449911

(State or other        (Commission File       (I.R.S. Employer
 jurisdiction of        Number)                Identification
 incorporation or                              No.)
 organization)

                     5200 Hahns Peak Drive
                 Fort Collins, Colorado 80538
           (Address of principal executive offices)



                        (970) 663-5700
     (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 1998, Factual Data Corp. (the "Company") closed its acquisition of the assets of Landmark Financial Services, Inc. ("Landmark") pursuant to an Asset Purchase Agreement (the "Agreement") executed and effective September 30, 1998. The Company and its franchisees and licensees provide information services, including mortgage credit reports, to mortgage and consumer lenders, employment screening services ("EMPfacts") and credit and tenant screening services ("QUICKpeek Tenant"). Landmark had been a franchisee of the Company headquartered in the Dallas, Texas area and operating in Texas, New Mexico, Arizona and Oklahoma.

Pursuant to the Agreement, the Company acquired the fixed assets, customer lists, client agreements, contract rights, intellectual property rights to trade names and computer software, personnel files, books and records, deposits, prepaid assets and the goodwill of Landmark in exchange for $1,200,000 cash and 53,782 shares of the Company's restricted common stock valued at $400,000. The Company also agreed to sublease, for $6,200 per month, 6,000 square feet of office space from Landmark and intends to continue operations of Landmark at such facility. In connection with the purchase, the Company entered into two year non-competition agreements with William Loughborough, the controlling shareholder of Landmark.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) It is impracticable to provide financial statements relative to Landmark at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

(b) It is impracticable to provide pro forma financial information relative to Landmark and the Company at this time. In accordance with Item 7(a)(4), the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after this report on Form 8-K must be filed.

(c)  Exhibits.

     2.1 Asset Purchase  Agreement  between  Factual Data Corp.
         and Landmark Financial Services, Inc., dated as of September 30, 1998.

     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               FACTUAL DATA CORP.



Date:  October 14, 1998                  By:/s/   Jerald   H.  Donnan

                                        Jerald H. Donnan,
                                        Chief Executive Officer